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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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CERNER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Below is a letter, dated May 27, 2004, sent by Cerner Corporation to FMR Co., which may be deemed as additional solicitation material.

VIA FACSIMILE 617.476.9576

May 27, 2004

Eric D. Roiter
General Counsel
FMR Co.
82 Devonshire Street, FSE
Boston, MA 02109

Dear Mr. Roiter:

Cerner’s Long-Term Incentive Plan G (“Plan G”) will be likely be approved by the shareholders at Cerner’s 2004 Annual Shareholders’ Meeting held the morning of March 28, 2004. This letter hereby confirms that Cerner will recommend the following amendments to Plan G to our Board of Directors at the Company’s Board meeting held immediately following the Shareholders’ Meeting:

     1. Section 3(b):

Language will be added to Section 3(b) clarifying that all Grants to Non-Employee Directors will be set by the Board based on either a formula or a maximum grant amount taking into consideration the recommendations of at least one independent third party consultant to Cerner’s Board of Directors.

     2. Section 6(a):

     A sentence will be added to the end of Section 6(a) of Plan G to read as follows:

Each Restricted Stock or Restricted Stock Unit shall provide for vesting not more rapidly than ratably over a three-year period unless the Restricted Stock or Restricted Stock Unit is also subject to performance restrictions, in which case the minimum Restriction Period shall be one year.

     3. Section 6(f):

     The last sentence of Section 6(f) will be amended to read as follows:

The Committee may terminate the restrictions, in its discretion, as to any or all Restricted Stock Grants, without regard to any Restriction Period, as specifically set forth in Section 19.

     4. Section 15(a)(vi):

     Section 15(a)(vi) will be amended to read as follows:

(vi) to make any material amendment or other amendment if shareholder approval is required by Section 162(m) of the Code or the rules of the Securities and Exchange Commission or any stock exchange on which Company Stock is listed.

Thank you for bringing these matters to our attention and in working with us to suggest amendments to the proposed Plan G which would make Plan G acceptable to Fidelity. As stated in the past, we value Fidelity as a shareholder and appreciate the opportunity to make sure you are comfortable with our long-term incentive compensation plans.

Very truly yours, CERNER CORPORATION
/s/ Randy D. Sims

Randy D. Sims Vice President and Chief Legal Officer